SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  February 18, 2004

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Alternative Loan Trust 2003-8 Mortgage Pass-Through Certificates, Series 2003-8)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-106982	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of November 1, 2003 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Warburg Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank Minnesota, N.A., as master servicer (in such capacity, the “Master Servicer”) and custodian (in such capacity, the “Custodian”)  and Wachovia Bank, National Association, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on November 26, 2003.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of November 1, 2003, by and among the Company, the Transferor, the Master Servicer and Custodian and the Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Steve Warjanka

Name:  Steve Warjanka

Title:    Associate Director

By: /s/ Glenn McIntyre

Name:  Glenn McIntyre

Title:    Associate Director

Dated: February 18, 2004

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of November 1, 2003,

5

by and among the Company, the Transferor, the Master Servicer and Custodian and the Trustee.